 Exhibit 10.49

AMENDMENT NO. 1 TO 10% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to the 10% Senior Secured Convertible Promissory Note (this “Amendment”), dated effective February 28, 2018, is by and between Desert Hawk Gold Corp., a Nevada corporation (the “Borrower”), on the one hand, and Ibearhouse, LLC (the “Holder”), on the other hand. The Borrower and the Holder will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the 10% Senior Secured Convertible Promissory Note dated August 7, 2017 issued by the Borrower to the Holder (the “Note”), attached hereto as Exhibit A.

RECITALS

WHEREAS, on August 7, 2017, the Borrower issued to the Holder the Note in the principal amount of up to $250,000 (the “Principal Amount”);

WHEREAS, the Borrower and Holder have entered into a Stock Purchase Agreement dated effective February 28, 2018 (the “SPA”) pursuant to which the Borrower purchased from the Holder certain consideration which, amongst other consideration, included entering into the Amendment; and

WHEREAS, the Parties have agreed to enter into the Amendment pursuant to the terms of the SPA.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1.  No Interest Payable Until Maturity Date. Pursuant to Section 6.4 of the Note, Section 1.3 of the Note is hereby amended so that, as amended, Section 1.3 of the Note reads as follows:

1.3 Interest Payment. All interest payments shall be deferred until the Maturity Date.

2.  No Other Changes. Except as amended hereby, the Note will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Note or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Note or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

3.  Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

4.  Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Note.

5.  Incorporation by Reference. The terms of the Note, except as amended by this Amendment, are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

6.  Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page to Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

BORROWER:	Desert Hawk Gold Corp.

Date: February , 2018	By	/s/ Richard Havenstrite
Richard Havenstrite, President

HOLDER:	Ibearhouse, LLC

Date: February 28, 2018	By	/s/ Kelley Price
Kelley Price, Manager

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EXHIBIT A

10% Senior Secured Convertible Promissory Note dated August 7, 2017

[See Attached]

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